STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX EXPANDS PRESENCE IN FOOD SERVICE CHAIN FRYER SEGMENT
WITH ACQUISITION OF ULTRAFRYER SYSTEMS

SALEM, NH – June 23, 2014 . . . . Standex International Corporation (NYSE:SXI) announced today that it has acquired San Antonio-based Ultrafryer Systems®, a leading producer of commercial deep fryers for restaurant and commercial installations.  Ultrafryer had revenue of approximately $15 million in the trailing twelve months.  The acquisition of Ultrafryer is expected to be accretive to earnings of $0.02 - $0.04 cents in Fiscal 2015 and $0.14 to $0.16 in Fiscal 2016.1

“I am pleased to welcome Ultrafryer to Standex,” said David Dunbar, CEO of Standex.  “The company is highly regarded for the performance and quality of their products, which complement our product line and allow us to provide broader solutions to restaurant chains and commercial food service installations1. In addition, Standex brings a broader global supply chain to support the Ultrafryer products.   I have been impressed with the management team and look forward to working together with them.”

“This acquisition is a big step in moving Standex into the food service chain fryer segment and complements many of FSEG’s current fryer product offerings within the grocery retail segment,” said John Abbott, Group Vice President, Food Service Equipment Group.  “The heavy-duty, reliable, high-efficiency fryer solution offered by Ultrafryer serves many leading chains that utilize frying as their core cooking process.  These include major chicken restaurant chains and other high volume fast food chains in the U.S. and internationally.  As we sharpen our focus on attractive segments with growth potential, we look forward to introducing Ultrafryer’s product line to our other Food Service Chain customers and to our dealer network.

“We are pleased to join Standex, which affords Ultrafryer opportunities to expand our sales within much larger markets and to capitalize on the Company’s significant buying power1,” said Ed Odmark, President and CEO of Ultrafryer Systems.  “At the same time, we are excited to help Standex broaden its core fryer business within the Food Service Equipment Group1.  Our close customer intimacy within the chicken chain segment and our focus on energy efficiency, with both gas- and electric-powered fryers, help make Ultrafryer and Standex a great strategic fit.”

About Ultrafryer

Headquartered in San Antonio, Texas, Ultrafryer Systems produces commercial deep fryers for restaurant and commercial installations. Its high-efficiency, commercial fryers produce foods such as fried chicken, french fries, wings, fish and more.  Known for excellent shortening management, fuel savings and quick recovery times, these restaurant fryers provide solutions to chains’ energy cost challenges.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://www.standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2013, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Endnotes

News Release